                  Agreement pursuant to Item 601(b)(4)(iii)(A)
                               of Regulation S-K

The  registrant  hereby  undertakes  and agrees to furnish to the Securities and
Exchange  Commission  unpon  request a copy of any  instrument  relating  to, or defining  the rights of the holders  of, any  long-term  debt of the  registrant and/or its  subsudiaries,  a copy of which has not been filed in  reliance  upon
Item  601(b)(4)(iii)(A)  of Regulation S-K or which,  although previously filed, shall have  become  stale in the sense of Item 10(d) of  RegulationS-K  or which shall have been  deposed of by the  Commission  pursuant  to its Record  Control
Schedule.  This  Agreement  and  undertaking  is intended to be  effective  with respect to registrant's  long-term debt instruments whether securities have been issued thereunder or are yet to be issued thereunder.

Dated:   August 12, 2002

                                          By:   /s/ Theodore C. Miller
                                          Theodore C. Miller, Senior Vice President
                                          Corporate Secretary and Chief Financial
                                          Officer